EX.99-77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:  Goldman Sachs Tollkeeper Fund
Name of Underwriter Purchased From: JPMorgan
Name of Underwriting syndicate members: BAS, Citigroup, Goldman Sachs & CO.,
 HSBC, JPMorgan, Merrill
Lynch, UBS, WA
Name of Issuer: VISA
Title of Security: VISA CLA
Date of First Offering: 03/18/2008
Dollar Amount Purchased: 2,387,440
Number of Shares Purchased: 54,260
Price Per Unit: 44.00

Name of Fund:  Goldman Sachs Financial Square Money Market Fund
Name of Underwriter Purchased From: Morgan Stanley
Name of Underwriting syndicate members: Goldman Sachs & Co. and Morgan Stanley Name of Issuer: Morgan Stanley
Title of Security: Extendible Notes
Date of First Offering: 1/10/2008
Dollar Amount Purchased: $100,000,000
Number of Shares Purchased: 100,000,000
Price Per Unit: 1.00

Name of Fund:  Goldman Sachs Financial Square Money Market Fund
Name of Underwriter Purchased From: Merrill Lynch
Name of Underwriting syndicate members: Goldman Sachs & Co. and Merrill Lynch Name of Issuer: Rabobank
Title of Security: X-Note
Date of First Offering: 4/2/2008
Dollar Amount Purchased: $150,000,000
Number of Shares Purchased: 1,500,000
Price Per Unit: 100

Name of Fund:  Goldman Sachs ILA Money Market Portfolio
Name of Underwriter Purchased From: Merrill Lynch
Name of Underwriting syndicate members: Goldman Sachs & Co. and Merrill Lynch Name of Issuer: Rabobank
Title of Security: X-Note
Date of First Offering: 4/2/2008
Dollar Amount Purchased: $5,000,000
Number of Shares Purchased: 50,000
Price Per Unit: 100

Name of Fund:  Goldman Sachs ILA Money Market Portfolio
Name of Underwriter Purchased From: Morgan Stanley
Name of Underwriting syndicate members: Goldman Sachs & Co. and Morgan Stanley Name of Issuer: Morgan Stanley
Title of Security: Extendible Notes
Date of First Offering: 1/10/2008
Dollar Amount Purchased: $7,000,000
Number of Shares Purchased: 7,000,000
Price Per Unit: 1.00